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                                                                  EXHIBIT (23)-4

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts"; and to the use of our report dated January 8, 1998 with respect to the consolidated financial statements of City National Corporation and Subsidiary included in the Registration Statement (Form S-1) and the Prospectus of The Banc Corporation.


Birmingham, Alabama
November 6, 1998

                                  /s/ Dudley, Hopton-Jones, Sims & Freeman PLLP

                                      Dudley, Hopton-Jones, Sims & Freeman PLLP